EXHIBIT 10.4

                         SECURED PROMISSORY NOTE
                         -----------------------

$550,000.00                                               Osprey, Florida
                                                           March 12, 1997

     FOR VALUE RECEIVED, the undersigned, INTRATEL ACQUISITION COMPANY, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of DAVID A. KANSTOROOM, or any subsequent holder ("Holder") of this Secured Promissory Note (this "Note"), at 28050 U.S. Highway 19 North, Suite 202, Clearwater, Florida 34621, or at such other place as Holder may from time to time designate in writing, the principal sum of Five Hundred Fifty Thousand Dollars ($550,000.00) together with all accrued interest on the unpaid balance of this Note and all other costs and expenses provided for herein, in accordance with the terms and provisions hereof. The indebtedness evidenced by this Note is referred to as the "Loan".

     1. PRINCIPAL AND INTEREST. Interest on the unpaid principal balance outstanding hereon from time to time shall accrue from and after the date hereof at a rate equal to the applicable Federal rate (as such term is defined under Section 1274(d) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) for short-term instruments in effect as of the date hereof. The entire unpaid balance hereof, together with all accrued but unpaid interest thereon and all other charges provided for herein, shall be due and payable in full on June 30, 1997 (the "Maturity Date").

     2. REPAYMENT. All payments by Maker hereunder shall be applied (i) first to any amount due to Holder pursuant to Paragraphs 4 and 9 of this Note, (ii) then to the interest due and unpaid under this Note and (iii) thereafter to any principal owing under this Note.

     3. PREPAYMENT. Maker shall have the right to prepay in part or in full, without penalty, this Note (together with accrued interest to the date of prepayment on the amount of principal thus prepaid) at any time or times.

     4. LATE PAYMENT CHARGE. If any payment due hereunder, including, but not limited to, any final payment, is not received by Holder within ten
(10) calendar days after its due date, Maker shall pay a late payment charge equal to five percent (5%) of the amount then due (including both principal and interest).

     5. DEFAULT INTEREST RATE. Upon a default in the payment of any sum due hereunder, Holder, in Holder's sole and absolute discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance hereof by three (3)

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percentage points above the rate of interest otherwise applicable, independent of whether Holder elects to accelerate the unpaid principal balance as a result of such default. If judgment is entered against Maker on this Note, the amount of the judgment entered (which may include principal, interest, fees and costs) shall bear interest at the default interest rate described in this paragraph, to be determined on the date of the entry of the judgment.

     6. WAIVER REGARDING NOTICE. Maker and any endorsers or guarantors of this Note severally waive presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest, or any other notices of whatever kind or nature, bringing of suit and diligence in taking any action to collect any sum owing hereunder. From time to time, without in any way affecting the obligation of Maker to pay the outstanding principal balance of this Note and any interest accrued thereon and fully to observe and perform the covenants and obligations of Maker under this Note, without affecting the duties and obligations of any endorser hereto, without affecting the duties and obligations of any guarantor hereof, without giving notice to or obtaining the consent of Maker or any endorsers hereto or guarantor hereof and without liability on the part of Holder, the Holder may, at its option, (i) extend the time for payment of interest hereon and/or principal hereof, (ii) reduce the payments hereunder, (iii) release anyone liable on this Note, (iv) accept a renewal of this Note, (v) modify the terms and/or time of payment of this Note, (vi) join in any extension or subordination, (vii) exercise any right or election hereunder, and/or (viii) modify the rate of interest or period of amortization or principal due date of this Note. No one or more of such actions shall constitute a novation or operate to release any party liable for this Note, either as Maker, endorser, guarantor or otherwise.

     7. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

          (a) Maker's failure to make any required payment of principal and/or interest under this Note on or before the date such payment is due hereunder; or

          (b) Maker's failure to pay or perform any other obligation (other than that described in Paragraph 7(a) above) required under this Note, and such failure continues for a period of ten (10) days after Maker's receipt of written notice from Holder of such failure; or

               (c) The occurrence of any event of default or default under
(i) that certain Stock Purchase Agreement between Maker, Holder and David Spezza of even date herewith (the "Stock Purchase Agreement"), (ii) that certain Security Agreement between Maker, Holder and David Spezza of even date herewith (the "Security Agreement"), (iii) that certain Pledge Agreement between Maker, Holder and David Spezza of even date herewith (the "Pledge Agreement"), (iv) any other document evidencing or securing the Loan or (v) that certain Promissory Note of even date herewith from Maker to David Spezza or any other

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document relating to or securing the debt evidenced by such note
(collectively, the Security Documents").

     8. REMEDIES. Upon the occurrence of an Event of Default, Holder shall have the right to cause the entire unpaid principal balance hereof, together with all accrued interest thereon, attorneys' fees and all fees, charges, costs and expenses, if any, owed by Maker to Holder hereunder, to become immediately due and payable in full by giving written notice to Maker. Upon the occurrence of an Event of Default, Holder may avail itself of any and all legal and equitable rights and remedies which Holder may have at law or in equity or under this Note or any other document evidencing and/or securing the debt evidenced hereby, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in the preceding sentence. The remedies of Holder hereof as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. Failure to exercise any of the foregoing options upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same or any other Event of Default, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. Holder shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of Holder.

     9. EXPENSES OF COLLECTION. Should this Note be referred to an attorney for collection after an Event of Default, whether or not suit has been filed or any other action instituted or taken to enforce or collect under this Note, Maker shall pay all of Holder's costs, fees (including attorneys' fees) and expenses in connection with such referral and enforcement.

     10. GOVERNING LAW. The provisions of this Note shall be governed and construed according to the internal laws of the State of Florida (without regard to its laws relating to choice or conflicts-of-law). Should any provision of this Note require judicial interpretation, it is agreed that the court interpreting or considering the same shall not apply the presumption that the terms hereof shall be more strictly construed against any party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Note and that legal counsel was consulted by each party hereto before the execution of this Note.

     11. CONSENT TO JURISDICTION. Maker irrevocably submits to the jurisdiction and venue of any state or Federal court sitting in the State of Florida over any suit, action or proceeding arising out of, or relating to, this Note. Maker irrevocably waives, to the fullest

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extent permitted by law, any objection that Maker may now or hereafter have to the venue of any such suit, action or proceeding brought in any such jurisdiction. Maker agrees to stipulate in any future proceeding that this
Note is to be considered for all purposes to have been executed and delivered within the geographical boundaries of the State of Maryland, even if it was, in fact, executed and delivered elsewhere.

     12. WAIVER. Neither any course of dealing by Holder nor any failure or delay on its part to exercise any right, power or privilege hereunder shall operate as a waiver hereof unless said waiver is in writing and signed by Holder, and then only to the extent specifically set forth in said writing. A waiver as to one event shall not be construed as a continuing waiver or as a bar to, or waiver of, any right or remedy as to any subsequent event. Maker hereby waives the benefit of the Homestead exemption as to the debts, obligations and covenant imposed by this Note and/or the Assignment.

     13. MODIFICATION. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom any change, modification or discharge is sought.

     14. NOTICES. All notices hereunder shall be in writing and shall either be hand-delivered with receipt therefor or sent by Federal Express or Express Mail or any similar delivery service with guaranteed overnight delivery or by certified mail, postage prepaid, return receipt requested, as follows:

                         (i)  If to Maker:

                              IntraTel Acquisition Company, Inc.
                              The Oaks
                              227 Saint James Park
                              Osprey, Florida 34229
                              Attention: Robert E. Yaw, II, Chairman

                         (ii) If to Holder

                              David Kanstoroom
                              28050 U.S. Highway 19 North
                              Suite 202
                              Clearwater, Florida 34621

Notices shall be effective when received; provided, that if any notice sent by certified mail is properly returned as undeliverable, said notice shall be effective when mailed. Any party may change the address to which notices are to be delivered hereunder by giving written notice to the other party as provided in this Paragraph 15.

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     15.  ASSIGNMENT. Holder may assign or otherwise transfer this Note and any other document pertaining to the Loan at any time or from time to time.

     16. SEVERABILITY. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Holder hereof, not affect any other provision of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     17. LIMITATIONS OF APPLICABLE LAW. In the event the operation of any provision hereof results in an effective rate of interest transcending the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party to this Note, be applied to the unpaid principal balance of this Note immediately upon receipt of such monies by Holder, with the same force and effect as though Maker had specifically designated such extra sums to be so applied to the unpaid principal balance and Holder hereof had agreed to accept such extra payment(s) as a prepayment.

     18. CAPTIONS. The captions herein are for convenience of reference only and in no way defined or limit the scope or content of this Note or in any way affect its provisions.

     19. DEBTOR-CREDITOR RELATIONSHIP. Holder shall in no event be construed for any purpose to be a partner, joint venturer or associate of Maker, it being the sole intention of the parties to establish a relationship of debtor and creditor.

     20. TIME OF ESSENCE. It is expressly agreed that time is of the essence in the performance of the obligations set forth in this Note.

     21. SECURITY. Payment of this Note is secured by the "Security Documents," as defined in the Assignment, the terms and provisions of which are incorporated herein and made a part hereof.

     22. GENDER AND NUMBER. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places in which the context may require such substitution.



                                   -5-

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     IN WITNESS WHEREOF, Maker has executed this Promissory Note specifically intending this Note to constitute an instrument under seal as of the date set forth above pursuant to due authority.

                              Maker:
                              -----

                              INTRATEL ACQUISITION COMPANY, INC.
                                a Delaware corporation



                              By: /s/ ROBERT E. YAW
                                 ---------------------------------
                                 Name: Robert E. Yaw, II
                                 Title: Chairman











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          )    TO WIT:

     I HEREBY CERTIFY that on this 12th day of March, 1997, before me, the undersigned Notary Public of the aforesaid jurisdiction, personally appeared Robert E. Yaw II, Chairman of IntraTel Acquisition Company, Inc. (the "Corporation"), a Delaware corporation, who acknowledged that he executed the foregoing instrument on behalf of the Corporation for the purpose therein contained.

     IN WITNESS MY Hand and Notarial Seal.




                              /s/ BROOKE PASSON
                              -----------------------------
                              Notary Public

                              My commission expires:__________________

[Notarial Seal]